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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-32134) on Form S-1 of TyCom Ltd. of the report of Price Waterhouse Auditores, S.A., report dated February 20, 1998 as a predecessor firm of PricewaterhouseCoopers Auditores, S.L. relating to the financial statements Telecomunicaciones Marinas, S.A.U. as of December 31, 1997, which appears in such Registration Statement. We also consent to the references to our firm under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers
                                           Auditores, S.L.

Madrid, Spain
June 9, 2000